Exhibit 10.6.1

AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

        This AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT ("Amendment"), is entered into as of January 14, 2008, by and among Comerica Bank ("Bank"), Convio, Inc., a Delaware corporation ("Parent"), and certain of Parent's Subsidiaries signatory hereto (collectively, jointly and severally, with Parent, "Borrowers" and each individually a "Borrower"), in light of the following:

        A.    Borrowers and Bank previously entered into that certain Loan and Security Agreement, dated as of October 26, 2007 (the "Agreement").

        B.    In connection with the Agreement, Borrowers and Bank entered into various other agreements (such agreements, together with the Agreement, are collectively referred to herein as the "Loan Documents").

        C.    Borrowers and Bank desire to amend the Agreement pursuant to the terms and conditions herein.

        Borrowers and Bank hereby amend and supplement the Agreement as follows:

        1.     Definitions.    All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

        2.     Amendment.    The following definition as set forth in Exhibit A to the Agreement is hereby amended in its entirety to read as follows:

          "Letter of Credit Sublimit" means a sublimit for Letters of Credit under the Revolving Line not to exceed $2,300,000.

        3.     Representations and Warranties.    Borrowers hereby affirm to Bank that all of Borrowers' representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof (after giving effect to the amendments provided herein).

        4.     No Defaults.    Borrowers hereby affirm to Bank that, after giving effect to this Amendment, no Event of Default has occurred and is continuing as of the date hereof (after giving effect to the amendments provided herein).

        5.     Condition Precedent.    The effectiveness of this Amendment is expressly conditioned upon receipt by Bank of a copy of this Amendment duly executed by each of the parties hereto.

        6.     Costs and Expenses.    Borrowers shall pay to Bank all of Bank's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, search fees, filing and recording fees, documentation fees, appraisal fees, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

        7.     Limited Effect.    In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        8.     Choice of Law.    This Amendment shall be governed by, construed and interpreted in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

        9.     Counterparts; Effectiveness.    This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.

CONVIO, INC.
By:	/s/ James R. Offerdahl
Name:	James R. Offerdahl
Title:	CFO
GETACTIVE SOFTWARE, INC.
By:	/s/ James R. Offerdahl
Name:	James R. Offerdahl
Title:	CFO
COMERICA BANK
By:	/s/ Chad Neely
Name:	Chad Neely
Title:	Vice President

S-1 of 1
Amendment Number One to Loan and Security Agreement